                                                                    Exhibit 99.1



W. Phillip Marcum                      Philip Bourdillon/Eugene Heller
Chairman and CEO                       Silverman Heller Associates
303-785-8080                           310-208-2550

                          METRETEK TECHNOLOGIES REPORTS
                             SECOND-QUARTER RESULTS


DENVER - AUGUST 16, 2004 - For the three months ended June 30, 2004, METRETEK TECHNOLOGIES, INC. (OTCBB: MTEK) reported net income of $43,000 on revenues of $10.1 million compared to net income of $765,000 on revenues of $11.2 million in the comparable quarter of 2003. For the six months ended June 30, 2004, the Company reported net income of $47,000 on revenues of $19.8 million compared to net income of $121,000 on revenues of $18.5 million in the comparable period of 2003. Results in both the second quarter of 2003 and the six months ended June 30, 2003 were positively affected by $2 million in revenues from a major project in the Company's Metretek Florida subsidiary, for which there were no similar projects in the comparable periods of 2004.

After deductions for deemed distributions on the Company's Series B Preferred Stock in the amounts of $711,000 and $221,000 in the second quarters of 2004 and 2003, respectively, the Company reported a net loss attributable to common shareholders of $668,000, or $0.07 per share on 9,217,416 weighted average common shares outstanding, compared to a net income attributable to common shareholders of $367,000, or $0.06 per share on 6,043,469 weighted average common shares outstanding, in the comparable quarter of 2003. Deemed distributions on the Company's Series B Preferred Stock for the six month periods ended June 30, 2004 and 2003 were $943,000 and $438,000, respectively. Accordingly, the Company reported a net loss attributable to common shareholders of $896,000, or $0.12 per share on 7,664,681 weighted average common shares outstanding for the six months ended June 30, 2004, compared to a net loss attributable to common shareholders of $317,000, or $0.05 per share on 6,043,469 weighted average common shares outstanding, in the first six months of 2003.

Included in the deemed distribution amounts for both periods in 2004 is a non-cash inducement charge of $543,000 related to the estimated value of warrants and other consideration transferred to certain Preferred Stockholders who converted 2,500 shares of Series B Preferred Stock, including cumulative earned but unpaid dividends, in conjunction with the private placement described in the following paragraph. This non-cash charge increased the loss per common share for the second quarter of 2004 and for the six month period ended June 30, 2004 by approximately $0.06 per share and $0.07 per share, respectively. According to W. Phillip Marcum, president and CEO, "This additional deemed distribution had no effect on the cash balances of the company or its operations, nor will it affect the Company's ability to produce future income for the benefit of the common shareholders. The transactions that resulted in this non-cash charge were critical to the completion of the private placement." Marcum noted that without this charge, the Company's loss for the second quarter of 2004 would have been approximately $0.01 per share.

The increase in weighted average common shares outstanding reflects the May 2004 private placement (the "PIPE") of approximately 3.5 million shares of common stock (with warrants to purchase approximately 700,000 shares of common stock) that generated net proceeds of approximately $9.9 million, as well as the concurrent conversion of 2,500 shares of Series B Preferred Stock, including accrued dividends, into approximately 1.2 million shares of common stock (and a like number of warrants). Marcum noted that the proceeds from the PIPE will be used in part to meet the Company's remaining mandatory redemption obligation on its Series B Preferred Stock, and in part to fund the growth of PowerSecure's company-owned initiative and Metretek Florida's DCM/InvisiConnect(TM) product lines. As a result of the Preferred Stock conversions, the maximum mandatory redemption obligation was reduced from $10.3 million to $6.6 million, and relates to 4,500 shares of Series B Preferred Stock that remain outstanding and will be either redeemed and/or converted on or before the December 9, 2004 mandatory redemption date.

Principally as a result of the PIPE, the Company's financial condition improved substantially. At June 30, 2004, the Company had $9.7 million in cash and cash equivalents, $13.7 million in working capital, long-term debt of $5.2 million, and shareholders' equity of $14.5 million.

"We are very pleased with the overall performance of the Company during the first half of 2004," said Marcum. "Southern Flow's revenues and segment profits increased by 9% and 42%, respectively, reflecting a very robust natural gas market. Likewise, PowerSecure's revenues and profitability were both up 15% and its project pipeline is extremely gratifying." Marcum added that the main continuing concern relates to losses being generated by the Company's Metretek Florida operation which contributed $836,000 in losses during the first six months. "We are very focused on improving performance in this operation both in the traditional AMR business and in contract manufacturing," said Marcum. "We are making progress, but the pace has been slower than we expected. Despite some level of frustration with the pace, we believe that the ultimate payoff associated with our new InvisiConnect(TM) suite of products could be substantial. We have made a conscious decision to stay the course and fully explore this very compelling opportunity."

Due in large part to the performance of its Metretek Florida subsidiary, and the additional deemed distribution recorded on the Company's series B Preferred Stock, the Company is revising its guidance for the year. For fiscal 2004, the Company expects to report revenues of approximately $41-$42 million, with a loss attributable to common shares of approximately $600,000, or $.06 per common share. This estimate includes an estimated loss per common share of $.02 in the third quarter and earnings per share of $.04 in the fourth quarter on sales of approximately $10 million and $11 million, respectively.


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The revised revenue forecast reflects principally a downward revision in the
Company's Contract Manufacturing operation at Metretek Florida. However, the lowered revenue expectation also reflects the Company's concern that increased lead times required to procure critical distributed generation components such as generators may delay the recognition of revenues at its PowerSecure subsidiary. Marcum noted that, because of a healthy distributed generation market and general demand for related equipment, the Company is experiencing equipment procurement delays of approximately double the lead times seen in the first quarter. Marcum added that this could have the effect of delaying certain projects by a full quarter.

In summarizing the current state of operations, Marcum commented that "the Company is now about one quarter behind where we thought we would be at this time. While this is frustrating for all of us, the business prospects for the company and its operations are unchanged and remain very positive."

Adjusted EBITDA for the six months ended June 30, 2004 was $750,000, as compared to $712,000 for the six months ended June 30, 2003, a $38,000 increase.

As computed by the Company, Adjusted EBITDA is a non-GAAP financial measure (as such term is defined by the Securities and Exchange Commission) computed as net income before interest and finance charges, income taxes, depreciation and amortization, and minority interest.

By eliminating certain expenses not necessarily indicative of the results of the Company's core operations, management believes that Adjusted EBITDA offers a useful tool to measure and monitor the Company's operating performance, and provides meaningful information to investors in terms of enhancing their understanding of the Company's core operating performance and results. Adjusted EBITDA is also used by management to assist in planning and forecasting future operations. However, Adjusted EBITDA as defined by the Company may not be directly comparable to similarly defined measures as reported by other companies. Adjusted EBITDA should be considered only as a supplement to, and not as a substitute for or in isolation from, other measures of financial performance and liquidity reported in accordance with generally accepted accounting principles ("GAAP"), such as net income.

Conference Call and Webcast:
----------------------------
At 2:30 p.m. MDT (4:30 EDT) on Monday, August 16, 2004, the Company will hold a teleconference to discuss the financial results and future plans and prospects. To participate in the teleconference, please call (toll free) 800-291-8929 (or 706-634-0478 for international callers) approximately 10 minutes prior to the start time and indicate that you are dialing into the Metretek Technologies conference call.

This call is being Webcast and can be accessed live via the Internet at the Company's Website, www.metretek.com; to access the call, click on the "Investor Info" button and then click on the icon for the "2004 second-quarter results teleconference." The Webcast player will open following completion of a brief registration process. The Webcast will also be available at www.FullDisclosure.com. To access the call, type in Metretek's stock symbol, MTEK, in the top


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right corner of the FullDisclosure home page to be taken to the Company's
Webcast page. These Websites will host an archive of the teleconference. Additionally, a playback of the call will be available for 48 hours beginning at 5:30 p.m. MDT on August 16. You may access the playback by calling 800-642-1687 (or for international callers 706-645-9291) and providing Conference ID number 9256802.

Metretek Technologies, Inc. through its subsidiaries -- Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) -- is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.

All forward-looking statements contained in this press release are made within the meaning of and under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements regarding the business prospects for the Company and its subsidiaries, the progress of Metretek Florida's business, the anticipated payoff of the Invisiconnect products and the outlook for consolidated revenues and earnings in 2004, and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, such as statements about future earnings, revenues, and other future financial and non-financial items, performance or events; statements about proposed products, services, technologies or businesses; statements about raising additional capital; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the Company's ability to obtain sufficient capital and liquidity on favorable terms to meet its operating, working capital and debt service requirements and other capital commitments and contingencies and to fund the growth of its business; the effects of pending and future litigation, claims and disputes and the resolution thereof, the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the markets for the products and services of Metretek Florida, including the contract manufacturing operations of MCM, and management's expectations of any strengthening thereof; the effects of competition in the Company's markets, including the introduction of competing products, services and technologies; customer and industry demand and preferences and purchasing patterns; the Company's ability to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts, relationships and alliances and to make successful acquisitions; changes in the energy industry generally and in the natural gas and electricity industries in particular; general economic, market and business conditions; the effects of international conflicts and terrorism; and other factors identified from time to time in the Company's reports and filings with the Securities and Exchange Commission, including but not limited to the Company's Form 10-K for the year ended December 31, 2003 and subsequently filed Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

                            (financial tables follow)

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                           METRETEK TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

                                                    Second Quarter Ended                  Six Months Ended
                                                          June 30,                             June 30,
                                                  2004               2003               2004               2003
                                              ------------       ------------       ------------       ------------
Total revenues                                $ 10,094,585       $ 11,150,947       $ 19,806,310       $ 18,533,816
Total costs and expenses                         9,972,496         10,322,142         19,593,431         18,317,647
                                              ------------       ------------       ------------       ------------
Operating income                                   122,089            828,805            212,879            216,169
Minority interest                                  (67,264)           (51,441)          (141,774)           (62,461)
Income taxes                                       (12,016)           (12,016)           (23,971)           (32,948)
                                              ------------       ------------       ------------       ------------
Net income                                    $     42,809       $    765,348       $     47,134       $    120,760
                                              ============       ============       ============       ============


NET INCOME (LOSS) PER COMMON SHARE,
    ATTRIBUTABLE TO COMMON SHAREHOLDERS,
    BASIC AND DILUTED                         $      (0.07)      $       0.06       $      (0.12)      $      (0.05)
                                              ============       ============       ============       ============

WEIGHTED AVERAGE COMMON
     SHARES OUTSTANDING, BASIC
    AND DILUTED                                  9,217,416          6,043,469          7,664,681          6,043,469
                                              ============       ============       ============       ============


CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

                                                             June 30,       December 31,
                                                               2004             2003
                                                           -----------      -----------

Total current assets                                       $22,326,729      $13,248,168
Property, plant and equipment, net                           2,260,278        1,405,350
Total other assets                                          10,748,580        8,673,023
                                                           -----------      -----------

Total assets                                               $35,335,587      $23,326,541
                                                           ===========      ===========

Total current liabilities                                  $ 8,652,281      $ 7,284,539
Long-term notes payable and capital lease obligations        5,580,242        5,243,433
Minority interest in subsidiaries                              316,979          207,280
Redeemable preferred stock-Series B                          6,316,785        9,422,132
Total stockholders' equity                                  14,469,300        1,169,157
                                                           -----------      -----------

Total liabilities and stockholders' equity                 $35,335,587      $23,326,541
                                                           ===========      ===========



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                 RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

In accordance with Regulation G, set forth below is a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income (loss) applicable to common shareholders, its most directly comparable financial measure computed in accordance with GAAP.

                                                              Second Quarter Ended           Six Months Ended
                                                                    June 30,                     June 30,
                                                              2004            2003           2004         2003
                                                         -------------    ------------  ------------- --------------

Net income                                                $    42,809     $   765,348  $     47,134     $   120,760
Add back:
     Interest and finance charges                              87,762          83,229       167,951         148,800
     Income taxes                                              12,016          12,016        23,971          32,948
     Depreciation and amortization                            197,516         174,927       369,467         347,239
     Minority interest                                         67,264          51,441       141,774          62,461
                                                           ----------      ----------    ----------     -----------
Adjusted EBITDA                                          $    407,367     $ 1,086,961   $   750,297     $   712,208
                                                          ===========      ==========    ==========      ==========


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